Exhibit 10(a)(xiii)

Named Executive Officer Salaries

Amount
(Effective May 1,
Name	2011)

William R. Johnson	$1,300,000
Chairman, President, and Chief Executive Officer
Arthur B. Winkleblack	$675,000
Executive Vice President and Chief Financial Officer
David C. Moran	$685,000
Executive Vice President, President & Chief Executive Officer, Heinz Europe
C. Scott O’Hara	$680,000
Executive Vice President, President and Chief Executive Officer, Heinz North America
Michael D. Milone	$625,000
Executive Vice President Heinz Rest of World, Global ERM and Global Infant/Nutrition